                                                                    EXHIBIT 4.6


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") (55 WATER STREET, NEW YORK, NEW
YORK) TO THE ISSUER HEREOF OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

REGISTERED                                REGISTERED PRINCIPAL
No. 1                                     AMOUNT: $100,000,000
CUSIP No.: 12615R AB8

                             CP LIMITED PARTNERSHIP
          6.92% MandatOry Par Put Remarketed SecuritiesSM ("MOPPRSSM")
                              due December 10, 2014

ORIGINAL ISSUE DATE:        INTEREST RATE                  STATED MATURITY DATE:
December 23, 1997           TO REMARKETING                   December 10, 2014
                            DATE: 6.92%

REMARKETING DATE:           INTEREST RATE
December 10, 2004           TO MATURITY:     To be determined as provided herein
                                             and set forth in the records of the
                                             Trustee

AUTHORIZED DENOMINATION:                INTEREST PAYMENT DATE(S):
$1,000 and integral multiples thereof   June 10 and December 10

----------
"MandatOry Par Put Remarketed SecuritiesSM" and "MOPPRSSM" are service marks owned by Merrill Lynch & Co., Inc.

      CP LIMITED PARTNERSHIP, a Maryland Limited Partnership (the "Issuer"), which term includes any successor under the Indenture hereinafter referred to, for value received, hereby promises to pay to Cede & Co., a nominee of The Depository Trust Company ("DTC"), or its registered assigns, the principal amount of One Hundred Million Dollars ($100,000,000), on thye Stated Maturity Date specified above (or any earlier redemption date or repurchase date) (each such Stated Maturity Date, redemption date or repurchase date being hereinafter referred to as the "Maturity Date" with respect to the principal repayable on such date) and to pay interest thereon, at the Interest Rate per annum specified above to December 10, 2004 (the "Remarketing Date"), and thereafter, subject to the terms and conditions set forth herein, at the Interest Rate determined by the Remarketing Dealer (as defined below) in accordance with the procedures set forth below (the "Interest Rate to Maturity"), until the principal hereof is paid or duly made available for payment. The Issuer will pay interest in arrears on each Interest Payment Date, if any, specified above (each, an "Interest Payment Date"), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date. Interest on this MOPPRS will be computed on the basis of a 360-day year of twelve 30-day months.

      If, pursuant to the Remarketing Agreement, dated as of the date hereof (the"Remarketing Agreement), between Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Remarketing Dealer (the "Remarketing Dealer"), the Issuer and Chateau Communities, Inc. (the "Company"), the Remarketing Dealer elects to remarket the MOPPRS, then, except as otherwise set forth herein, (i) this MOPPRS shall be subject to mandatory tender to the Remarketing Dealer for remarketing on the Remarketing Date, on the terms and subject to the conditions set forth herein, and (ii) on and after the Remarketing Date, this MOPPRS shall bear interest at the Interest Rate to Maturity determined by the Remarketing Dealer in accordance with the procedures set forth in Section 3 herein.

      Interest on this MOPPRS will accrue from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for) to, but excluding, the applicable Interest Payment Date or the Maturity Date, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this MOPPRS (or one or more predecessor MOPPRS) is registered at the close of business on the fifteenth calendar day (whether or not a Business Day, as defined below) immediately preceding such Interest Payment Date (the "Record Date"); provided, however, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof and premium, if any, hereon shall be payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the holder on any Record Date, and shall be paid to the person in whose name this MOPPRS is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee hereinafter referred to, notice whereof shall be given to the holder of this MOPPRS by the Trustee nor more than 15 days not less than 10 days prior to such Special Record Date or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this MOPPRS may be listed, and upon such notice as may be required by such exchange, all as more fully provided for in the Indenture.

      Payment of principal, premium, if any, and interest in respect of this MOPPRS due on the Maturity Date will be made in immediately available funds upon presentation and surrender of this MOPPRS (and, with respect to any applicable repayment of this MOPPRS, a duly completed election form as contemplated on the reverse hereof) at the corporate trust office of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, currently located c/o First Chicago Trust Company of New York, 14 Wall Street, 8th Floor, New York, NY 10003, or at such other paying agency in the Borough of Manhattan, The City of New York, as the Issuer may determine. Payment of interest due on any Interest Payment Date other than the Maturity Date will be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register maintained at the aforementioned office of the Trustee.


      If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be.

      As used herein, "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in The City of New York are authorized or required by law, executive order or governmental decree to be closed

      The Issuer is obligated to make payment of principal, premium, if any, and interest in respect of this MOPPRS in U.S. Dollars.

      Reference is hereby made to the further provisions of this MOPPRS set forth on the reverse hereof.

      Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this MOPPRS shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, CP Limited Partnership has caused this MOPPRS to be duly executed.

                                    CP LIMITED PARTNERSHIP,
                                    as Issuer


                                    By: CHATEAU COMMUNITIES, INC.
                                    one of its General Partners


                                    By:
                                       -----------------------------
                                       Name:
                                       Title:

                                    By:  ROC COMMUNITIES, INC.
                                    its other General Partner


                                    By:
                                       -----------------------------
                                       Name:
                                       Title:

Attest:


-----------------------------
Name:
Title:

           [SEAL]

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the Securities designated therein referred to in the within-mentioned Indenture.


Dated: December 23, 1997            THE FIRST NATIONAL BANK OF CHICAGO,
                                    as Trustee


                                    By:
                                       ----------------------------------
                                       Authorized Signatory

                             CP LIMITED PARTNERSHIP
          6.92% MandatOry Par Put Remarketed SecuritiesSM ("MOPPRSSM")
                              due December 10, 2014

      1. Indenture. (a) This MOPPRS is one of a duly authorized series of Securities of the Issuer issued under an Indenture, dated as of December 19, 1997, as supplemented by the First Supplemental Indenture, dated as of December 19, 1997 (the "Indenture"), between the Issuer and The First National Bank of Chicago as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the holders of the MOPPRS, and of the terms upon which the MOPPRS are authenticated and delivered. This Security is designated as "6.92% MandatOry Par Put Remarketed SecuritiesSM Due December 10, 2014" ("MOPPRS"), which MOPPRS are limited to $100,000,000 aggregate principal amount, subject to the provisions of the Indenture. All terms used but not defined in this MOPPRS shall have the meanings assigned to such terms in the Indenture Except where the context otherwise requires, all references in this MOPPRS to "herein" or "hereof" or similar terms shall include the Indenture.

      (b) This MOPPRS is issuable only in registered form without coupons in minimum denominations of U.S. $1,000 and integral multiples thereof.

      (c) This MOPPRS will not be subject to any sinking fund.

      2. Mandatory Tender. Provided that on a Business Day not more than 15 nor less than five Business Days prior to the Remarketing Date the Remarketing Dealer notifies the Issuer and the Trustee of its election to purchase the MOPPRS on the Remarketing Date (the "Notification Date"), the MOPPRS shall be subject to mandatory tender to the Remarketing Dealer, and the Remarketing Dealer shall be obligated to purchase the MOPPRS, for remarketing on the Remarketing Date, subject in each case to the conditions described herein and set forth in the Remarketing Agreement.

      3. Determination of Interest Rate to Maturity. (a) Subject to the Remarketing Dealer's election to remarket the MOPPRS as provided in Section 2 hereof and the Remarketing Agreement, the Interest Rate to Maturity shall be determined by the Remarketing Dealer by 3:30 p.m., New York City time, on the third Business Day preceding the Remarketing Date (the "Determination Date") to the nearest one hundred-thousandth (0.00001) of one percent per annum, and will be equal to the sum of 5.753% (the "Base Rate") plus the Applicable Spread, which will be based on the Dollar Price of the MOPPRS.

      The "Applicable Spread" will be the lowest bid indication, expressed as a spread (in the form of a percentage or in basis points) above the Base Rate, obtained by the Remarketing Dealer on the Determination Date from the bids quoted by five Reference Corporate Dealers for the full aggregate principal amount of the MOPPRS at the Dollar Price, but assuming (i) an issue date equal to the Remarketing Date, with settlement on such date without accrued interest,
(ii) a
maturity date equal to the Stated Maturity Date of the MOPPRS, and (iii) a stated annual interest rate equal to the Base Rate plus the spread bid by the applicable Reference Corporate Dealers. If fewer than five Reference Corporate Dealers bid as described above, then the Applicable Spread shall be the lowest of such bid indications obtained as described above. The Interest Rate to Maturity announced by the Remarketing Dealer, absent manifest error, shall be binding and conclusive upon the Beneficial Owners and Holders of the MOPPRS, the Issuer, the Company and the Trustee.

      "Dollar Price" means, with respect to the MOPPRS, the present value, as of the Remarketing Date, of the Remaining Scheduled Payments discounted to the Remarketing Date, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate.

      "Reference Corporate Dealers" mean leading dealers of publicly traded debt securities of the Issuer in The City of New York (which may include the Remarketing Dealer or one of its affiliates) selected by the Remarketing Dealer.

      "Treasury Rate" means, with respect to the Remarketing Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) yield to maturity of the Comparable Treasury Issues, assuming a price for the Comparable Treasury Issues (expressed as a percentage of its principal amount), equal to the Comparable Treasury Price for the Remarketing Date.

      "Comparable Treasury Issues" means the United States Treasury security or securities selected by the Remarketing Dealer as having an actual or interpolated maturity or maturities comparable to the remaining term of the MOPPRS being remarketed.

      "Comparable Treasury Price" means, with respect to the Remarketing Date,
(a) the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) on the Determination Date, as set forth on "Telerate Page 500" (or such other page as may replace Telerate Page 500), or
(b) if such page (or any successor page) is not displayed or does not contain such offer prices on the Determination Date, (i) the average of the Reference Treasury Dealer Quotations for the Remarketing Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Remarketing Dealer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations. "Telerate Page 500" means the display designated as "Telerate Page 500" on Dow Jones Markets Limited (or such other page as may replace Telerate Page 500 on such service) or such other service displaying the offer prices specified in (a) above as may replace Dow Jones Markets Limited.

      "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and the Remarketing Date, the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) quoted in writing to the Remarketing Dealer by such Reference Treasury Dealer by 3:30 p.m., on the Determination Date.

      "Reference Treasury Dealer" means each of Credit Suisse First Boston Corporation, Lehman Brothers Inc., Merrill Lynch, Morgan Stanley & Co. Incorporated and Salomon Brothers Inc and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Remarketing Dealer shall substitute therefor another Primary Treasury Dealer.

      "Remaining Scheduled Payments" means, with respect to the MOPPRS, the remaining scheduled payments of the principal thereof and interest thereon, calculated at the Base Rate only, that would be due after the Remarketing Date to and including the Stated Maturity Date; provided, however, that if the Remarketing Date is not an Interest Payment Date with respect to the MOPPRS, the amount of the next succeeding scheduled interest payment thereon, calculated at the Base Rate only, will be reduced by the amount of interest accrued thereon, calculated at the Base Rate only, to the Remarketing Date.

      (b) Notwithstanding any provision herein to the contrary, upon the occurrence of any Termination Event (as defined below), the Remarketing Dealer, in its sole discretion at any time between the Determination Date and 3:30 p.m., New York City time, on the Business Day immediately preceding the Remarketing Date, may elect to purchase the MOPPRS for remarketing and determine a new Interest Rate to Maturity in the manner provided in Section 3(a) hereof, except that for purposes of determining the new Interest Rate to Maturity pursuant to this paragraph, the Determination Date referred to therein shall be the date of such election and redetermination. The Remarketing Dealer shall notify the Issuer, the Trustee and DTC by telephone, confirmed in writing (which may include facsimile or other electronic transmission), by 4:00 p.m., New York City time, on the date of such election, of the new Interest Rate to Maturity applicable to the MOPPRS. Thereupon, such new Interest Rate to Maturity shall supersede and replace any Interest Rate to Maturity previously determined by the Remarketing Dealer and, absent manifest error, shall be binding and conclusive upon the Beneficial Owners and Holders of the MOPPRS on or after the Remarketing Date, the Issuer and the Trustee.

      "Termination Event" means any event as specified in Section 11(b) of the Remarketing Agreement.

      4. Repurchase. In the event that (i) the Remarketing Dealer for any reason does not notify the Issuer of the Interest Rate to Maturity by 4:00 p.m., New York City time, on the Determination Date, or (ii) prior to the Remarketing Date, the Remarketing Dealer has resigned and no successor has been appointed on or before the Determination Date, or (iii) at any time after the Remarketing Dealer elects on the Notification Date to remarket the MOPPRS, any event as set forth in Section 8 or Section 11 of the Remarketing Agreement shall have occurred, or (iv) the Remarketing Dealer for any reason does not elect to purchase the MOPPRS for remarketing on the Remarketing Date, or (v) the Remarketing Dealer for any reason does not purchase all tendered MOPPRS on the Remarketing Date, the Issuer shall repurchase the MOPPRS as a whole on the Remarketing Date at a price equal to 100% of the principal amount of the MOPPRS plus all accrued and unpaid interest, if any, on the MOPPRS to the Remarketing Date. In any such case, payment will be made by the Issuer through the Trustee to the DTC Participant of each tendering Beneficial Owner of MOPPRS, by book-entry through DTC by the close of business on the Remarketing Date against delivery through DTC of such Issuer's tendered MOPPRS.

      5. Redemption. (a) This MOPPRS will be subject to redemption at the option of the Issuer from the Remarketing Dealer on the Remarketing Date, in whole but not in part, at the Optional Redemption Price. The "Optional Redemption Price" shall be the greater of (i) 100% of the principal amount of the MOPPRS and (ii) the sum of the present values of the Remaining Scheduled Payments thereon, as determined by the Remarketing Dealer, discounted to the Remarketing Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus in either case accrued and unpaid interest from the Remarketing Date on the principal amount being redeemed to the date of redemption. If the Issuer elects of redeem the MOPPRS, it shall pay the redemption price therefor in same-day funds by wire transfer to an account designated by the Remarketing Dealer on the Remarketing Date.

      (b) After the Remarketing Date, this MOPPRS shall be subject to redemption at the option of the Issuer, in whole or in part, at any time, in increments of U.S. $1,000 (provided that any remaining principal amount hereof shall be at least U.S. $1,000), at a redemption price determined by the Issuer equal to the sum of (i) the principal amount of the MOPPRS being redeemed, plus accrued and unpaid interest thereon to the redemption date, and (ii) the Make-Whole Amount, if any (the "Redemption Price"). For purposes of redemption after the Remarketing Date, interest shall be calculated at the Interest Rate to Maturity.

      If notice has been given as provided in the Original Indenture and funds for the redemption of any MOPPRS called for redemption shall have been made available on the redemption date referred to in such notice, such MOPPRS shall cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders from and after the redemption date shall be to receive payment of the Redemption Price upon surrender of such MOPPRS in accordance with such notice.

      Notice of any optional redemption of any MOPPRS shall be given to Holders at their addresses, as shown in the security register for the MOPPRS, not less than 30 nor more than 60 days prior to the date fixed for redemption. The notice of redemption shall specify, among other items, the Redemption Price and the principal amount of the MOPPRS held by such Holder to be redeemed. If less than all of the MOPPRS are to be redeemed, the particular MOPPRS to be redeemed shall be selected by such method as the Trustee deems fair and appropriate.

      "Make-Whole Amount" shall mean, in connection with any optional redemption of any MOPPRS, the excess, if any, of (i) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of any interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the applicable Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had not been made, over (ii) the aggregate principal amount of the MOPPRS being redeemed.

      "Reinvestment Rate" shall mean 0.25% plus the yield on treasury securities at a constant maturity for the most recent week under the heading "Week Ending" published in the most recent Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

      "Statistical Release" shall mean the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Issuer.
s
      6. Effect of Events of Default. If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of the MOPPRS may be declared due and payable in the manner and with the effect provided in the Indenture.

      7. Defeasance. The Indenture relating to this MOPPRS contains provisions for defeasance of (i) in the case of this clause (i), after the Remarketing Date, the entire indebtedness of the MOPPRS or (ii) certain covenants and Events of Default with respect to the MOPPRS, in each case upon compliance with certain conditions set forth therein, which provisions apply to the MOPPRS. Subject to the forgoing prior to the Remarketing Date, neither the Company, the Issuer nor any of their subsidiaries or affiliates shall defease, purchase or otherwise acquire, or enter into any agreement to defease, purchase or otherwise acquire, any of the MOPPRS prior to the remarketing thereof by the Remarketing Dealer.

      8. Amendment and Modification. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the holders of the MOPPRS at any time by the Issuer and the Trustee with the consent of the holders of not less than a majority of the aggregate principal amount of all MOPPRS at the time outstanding and affected thereby. The Indenture also contains provisions permitting the holders of not less than a majority of the aggregate principal amount of the outstanding securities of any series issued by the Issuer, on behalf of the holders of all such securities, to waive compliance by the Issuer with certain provisions of the Indenture.

Furthermore, provisions in the Indenture permit the holders of not less than a majority of the aggregate principal amount of the outstanding securities of any series, in certain instances, to waive, on behalf of all of the holders of securities of such series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this MOPPRS shall be conclusive and binding upon such holder and upon all future holders of this MOPPRS and other MOPPRS issued upon the registration or transfer hereof or in exchange heretofore or in lieu hereof, whether or not notation or such consent or waiver is made upon this MOPPRS.

      9. Obligation to Pay Principal, Premium, if any, and Interest. No reference herein to the Indenture and no provision of this MOPPRS or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay principal, premium, if any, and interest in respect of this MOPPRS at the times, places and rate or formula, and in the coin or currency, herein prescribed.

      10. Transfer and Exchange. As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this MOPPRS is registrable in the Security Register of the Issuer upon surrender of this MOPPRS for registration of transfer at the office or agency of the Issuer in any place where the principal hereof and any premium or interest hereon are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the holder hereof or by his attorney duly authorized in writing, and thereupon one or more new MOPPRS, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      As provided in the Indenture and subject to certain limitations therein and herein set forth, this MOPPRS is exchangeable for a like aggregate principal amount of MOPPRS of different authorized denominations but otherwise having the same terms and conditions, as requested by the holder hereof surrendering the same.

      No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this MOPPRS for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this MOPPRS is registered as the owner thereof for all purposes, whether or not this MOPPRS be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

      11. No Liability of Certain Persons. Neither the Company nor any other partner of the Issuer shall have any obligation or liability for payment of the MOPPRS, and holders of the MOPPRS will have no claims or other recourse against the Company or any other partner of the Issuer, or against any assets of the Company or any other partner of the Issuer, in respect of the MOPPRS; and the holders of the MOPPRS shall not have any right to enforce any obligation of a partner to make a contribution to the Issuer under any provision of the Amended and Restated Agreement of Limited Partnership of the Issuer (the "Agreement of Limited Partnership") . Neither the Company nor any other partner of the Issuer nor any of their respective assets shall be subject to any lien, levy, execution or any other enforcement procedure relating directly or indirectly to the MOPPRS or any obligations hereunder; provided, however, that in the event of a dissolution of the Issuer, any assets of the Issuer that are received by the Company in such dissolution shall be subject to the claims of the holders of the MOPPRS for the enforcement of payment thereof.

      12. Governing Law. The Indenture and this MOPPRS shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State without regard to conflict of law principles.

                                  ABBREVIATIONS

      The following abbreviations, when used in the inscription on the face of this MOPPRS, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   -                    as tenants in common          UNIF GIFT MIN ACT -
_______ Custodian _______
TEN ENT   -  as tenants by the entireties               (Cust)           (minor)
JT TEN    -  as joint tenants with right   under Uniform Gifts to Minors Act
             of survivorship and not as
             tenants in common
                                                 ------------------
                                                      (State)

     Additional abbreviations may also be used though not in the above list.

                          ----------------------------

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
            OTHER
IDENTIFYING NUMBER OF ASSIGNEE

_____________________________________________

________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

______________________________________________________ this MOPPRS and all rights thereunder hereby irrevocably constituting and appointing

__________________________________________________ Attorney to transfer this
MOPPRS on the books of the Trustee, with full power of substitution in the premises.

Dated:___________                   ____________________________________________

                                    ____________________________________________
                                    Notice: The signature(s) on this Assignment must correspond with the name(s) as written upon the face of this MOPPRS in every particular, without alteration or enlargement or any change whatsoever.


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